Exhibit 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 100830-0103

May 13, 2019

Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, FL 32202

Ladies and Gentlemen:

We have acted as legal counsel to Regency Centers Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of the offer, issuance and sale by the Company of 4,000,000 shares of common stock, par value $0.01 per share (the “Securities”) of the Company. The Securities are to be sold by the Company pursuant to the Regency Centers Corporation Omnibus Incentive Plan (the “Plan”), incorporated by reference as Exhibit 4.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the Plan; (iv) the Registration Statement and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities have been duly authorized and, when issued and delivered upon the receipt of consideration constituting lawful consideration under Florida law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to our firm in the prospectus which is a part of the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FOLEY & LARDNER LLP

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO